Exhibit 99(j)(12)

POWER OF ATTORNEY

The undersigned Trustee of GUIDESTONE FUNDS, a Delaware statutory trust (the “Trust”), hereby nominates, constitutes and appoints John R. Jones, Cherika N. Latham, Eric S. Purple and Donald W. Smith (with full power to each of them to act alone) its true and lawful attorneys-in-fact and agents, for it and on its behalf and in its name, place and stead in any and all capacities, to make, execute and sign the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any and all amendments thereto, and to file with the U.S. Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement and amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned Trustee itself/himself might or could do.

The undersigned Trustee hereby executes this Power of Attorney as of this 13th day of November, 2013.

/s/ Kyle L. Tucker
Kyle L. Tucker
Trustee